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                       LOAN, PLEDGE AND SECURITY AGREEMENT

                                     between

                              NORTEX HOLDINGS, INC.

                                   as Borrower

                                       and

                               FLEET NATIONAL BANK

                                    as Lender

                            Dated as of April 9, 2002

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     LOAN, PLEDGE AND SECURITY AGREEMENT dated as of April 9, 2002, (this
"Agreement") between Nortex Holdings, Inc., with an address at 1082 Davol Street, Fall River, Massachusetts 02721, (the "Borrower"), and FLEET NATIONAL BANK, a national banking association, having a place of business at 100 Federal Street, Boston, Massachusetts 02110 (the "Lender)

                                   WITNESSETH:

     WHEREAS, the Borrower has requested that Lender provide it with a line of credit in the amount of $2,300,000 (the "Revolving Facility"), such that the Lender shall, subject to the terms hereof, from time to time make revolving credit loans (the "Revolving Loans") available to the Borrower to be repaid as provided herein and in that certain Revolving Credit Note (the "Note") of the Borrower dated as of even date;

     WHEREAS, the Borrower's obligations under this Agreement and under the Note shall be secured by the pledge of certain stock as provided herein;

     WHEREAS, Lender is willing, on the terms and subject to the conditions of this Agreement, including but not limited to the execution and delivery to Lender of the other Loan Documents (as defined herein), to make the Revolving Facility and the Revolving Loans available to the Borrower;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

                             ARTICLE I - DEFINITIONS

     Defined Terms. Unless otherwise defined herein, the capitalized terms, as used in this Agreement that are not otherwise specifically defined, shall have the meanings as set forth on Schedule I hereto.

                       ARTICLE II - THE REVOLVING FACILITY

     2.1 Revolving Loans. Subject to the terms and conditions hereof, Borrower may request that Lender make Revolving Loans to Borrower from time to time hereafter until the earlier of acceleration in accordance with Article VIII hereof or the Expiration Date (as defined herein), and Lender shall make such Revolving Loans, provided, however, that the aggregate principal amount of all Revolving Loans at any one time outstanding, shall not exceed the Revolving Credit Limit and shall not exceed the Collateral advance value requirements set forth in Section 4.9 hereof.

     2.2 Revolving Credit Limit. For purposes of this Agreement, the Revolving Credit Limit shall be Two Million Three Hundred Thousand Dollars ($2,300,000).





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     2.3 Procedure for Revolving Loans. Subject to the terms and conditions hereof, including but not limited to those set forth in Section 2.1, and of the Note, Borrower may request, and Lender shall make, Revolving Loans on any Business Day provided that any such borrowing, together with the aggregate principal amount of the Revolving Loans then outstanding shall not exceed the Revolving Credit Limit or result in the occurrence of a Default or an Event of Default. Borrower may request Revolving Loans, from time to time, by submitting irrevocable requests in writing or in such other form or manner as Lender may require or permit, specifying the amount to be borrowed, whether the Revolving Loan shall be a Prime Rate or a LIBOR Rate Advance (and if the latter, the LIBOR Rate Interest Period and the requested date for such borrowing), and the manner in which Borrower would like the proceeds of such Revolving Loans disbursed. Each such request shall also include such information as may be required under the Note and shall conform to the other requirements provided in the Note. Lender may require telephone requests to be confirmed promptly in writing. Each Revolving Loan must be in a minimum amount of $1,000. Each Revolving Loan made as a LIBOR Rate Advance shall be in a minimum amount of $100,000.00. The other provisions of this Agreement notwithstanding, Borrower shall not be entitled to have more than three Revolving Loans outstanding at any one time, inclusive of Revolving Loans at the Prime Rate and at a LIBOR Rate.

     2.4 Maturity: Principal Payment. Subject to earlier acceleration pursuant to the provisions of Section 8.2 hereof, all outstanding principal of the Revolving Loans, together with all accrued interest, fees and other charges thereon, shall be due and payable in full on April 8, 2005 (the "Expiration Date").

     2.5 Interest on Revolving Loans. The unpaid principal amount of the Revolving Loans from time to time outstanding shall bear interest and such interest shall be due and payable as provided in the Note.

     2.6 The Note. The Revolving Loans shall be evidenced by the Note. Lender is hereby authorized to record the date and amount of each Revolving Loan and each payment of principal on a schedule annexed to the Note, or on related records maintained by Lender with respect to the Revolving Loans, and any information so recorded shall constitute prima facie evidence of the accuracy of the information so recorded. The Lender shall submit monthly reports to the Borrower of all such recorded information and in the event that Borrower fails to object within thirty (30) days of receipt of such reports, the information so recorded shall be conclusive and binding as against Borrower absent manifest error; provided, however, that any failure by Lender to record any information on such schedule or such related records shall not affect the Obligations of Borrower under the Note or this Agreement.

     2.7 Use of Proceeds. Borrower shall use the proceeds of the Loan Facility
(i) to provide funds for the purchase by Larry A. Liebenow and Duncan Whitehead of the 12% interest (1,550,000 shares of common stock) of Anthony Degomes in Borrower pursuant to the terms of a purchase and sale agreement among Mr. Degomes and the Guarantors (as defined below) and (ii) interest, fees and expenses on the facility.


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     2.8 Guaranties. The Obligations are guarantied pursuant to the terms of an
Unlimited Guaranty of Larry A. Liebenow and a Limited Guaranty of
Duncan Whitehead ("Guarantors").

             ARTICLE III - CERTAIN GENERAL REVOLVING LOAN PROVISIONS

     3.1 Calculation of Interest. Interest and fees on the Revolving Loans shall be calculated on the basis of a 360-day year for the actual days elapsed, from and including the date of each Loan to but excluding the date of any repayment.

     3.2 Limitation. All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of the Note to contract in strict compliance with the laws of The Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender.

     3.3 Default Rate and Late Fee. The Lender shall have the option of imposing, and the Borrower shall pay upon demand, an interest rate which is five percent (5%) per annum above the Prime Rate ("Default Rate"): (a) while any monetary Default exists and is continuing, during that period between the due date and the date of payment; (b) following any Event of Default, unless the Event of Default is waived by Lender; and (c) after the Expiration Date. In the event that the entire amount of principal and/or interest is not paid in full within ten (10) days after the same is due, the Borrower shall pay to the Lender a late fee equal to five percent (5%) of the required payment, provided that such late fee shall be reduced to three percent (3%) of any required principal and interest payment that is not paid within fifteen (15) days of the date it is due if the Note is secured by a mortgage on an owner-occupied residence, 1-4 units.

     3.4 Payments. All payments (including prepayments) made by Borrower hereunder or under the Note shall be made in lawful money of the United States in immediately available funds not later than 2:00 P.M., (Eastern time), on the due date by wire


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transfer to Lender or by check payable to Lender and delivered to Lender at its office located at 100 Federal Street, Boston, Massachusetts 02110 (or at such other office as Lender may specify to Borrower in writing). If any payment becomes due and payable on a day other than a Business Day (as defined below), such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. All payments shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for, any taxes, charge or other payments of any kind. All payments received by Lender after 2:00 P.M. on any Business Day shall not be deemed received until the next Business Day. Lender may, but shall not be obligated to, charge any amount due under the Revolving Loans to Borrower's other deposit accounts at the Lender. Payments which are by check or which are not in the form of immediately available funds shall not be credited to the Revolving Loans until such funds become immediately available to the Lender, and, with respect to payments by check, such credit shall be provisional until the item is finally paid by the payor bank. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Lender (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after default, payments will be applied to the obligations of Borrower to Lender as Lender determines in its sole discretion. As used herein, "Business Day" shall mean any day other than a Saturday, Sunday or day which shall be in the Commonwealth of Massachusetts a legal holiday or day on which banking institutions are required or authorized to close.

     3.5 Billings. On or about ten (10) Business Days prior to the first day of each month, Lender may submit monthly billings reflecting payments due on such first day. Neither the failure of Lender to submit a billing nor any error in any such billing shall excuse the Borrower from the obligation to make full payment of all Borrower's payment obligations when due; provided, however, that the Default Rate shall not apply if and to the extent the Default or Event of Default giving rise to the application of the Default Rate resulted from such failure to submit a billing or any error in billing relating to the computation of the amounts then due.

     3.6 Prepayment. The outstanding principal amount of Revolving Loans made as Prime Rate Advances under the Note may be prepaid in full or in part at any time and from time to time without premium or penalty. Any repayment of the outstanding principal amount of Revolving Loans made as LIBOR Rate Advances under the Note shall be subject to the penalties described in the Note.

                    ARTICLE IV - PLEDGE AND SECURITY INTEREST

     4.1 Pledge and Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether after the Expiration Date, or maturity by acceleration or otherwise) of all the Obligations of the Borrower and in order to induce the Lender to enter into this Agreement and make Revolving Loans hereunder, the Borrower hereby: (a) pledges, hypothecates, collaterally assigns and transfers to the Lender and grants to Lender a lien on and security interest in 1,550,000 shares of the common stock (the "Shares") of Quaker Fabric Corporation, a Delaware corporation ("Quaker") and such


                                      -4-





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Additional Securities (as defined in Section 4.9 below) as are from time to time hereafter accepted as Collateral by the Lender (which shall be a first priority
Lien); (b) grants to the Lender a lien on, and security interest in, all financial assets and/or securities entitlements relating to the Shares or relating to or arising out of the securities described in 4.1(a) and any securities accounts to which the securities may be credited (which shall be a first priority Lien): and (c) grants to the Lender a lien on, and a security interest in, all Proceeds of any or all of the foregoing (which shall be a first priority Lien) (collectively, the "Pledged Securities"). All property at any time pledged to the Lender (or in which the Lender is granted a security interest) hereunder (whether described herein or not) and all income therefrom and Proceeds thereof are herein sometimes collectively called the "Collateral". Borrower agrees to deliver or cause to be delivered to lender any certificates evidencing the Shares and any other Pledged Securities, together with appropriate undated instruments of exercise and transfer duly executed in blank (or accompanied by executed Stock Powers), with Borrower's signature medallion guaranteed.

     4.2 Dividends, Distributions, etc.

     (a) Subject to the provisions of paragraph (b) of this Section 4.2, if, while this Agreement is in effect, the Borrower becomes entitled to receive or receives any stock or other certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for, any instruments issued under or in respect of the Pledged Securities or any options or rights in respect of the Pledged Securities (which shall also be deemed to be included in the Pledged Securities), the Borrower shall accept the same as agent for the Lender, shall hold the same in trust on behalf of and for the benefit of the Lender and shall deliver the same forthwith to the Lender in the exact form received, with the endorsement of the Borrower, as may be requested by the Lender, and when necessary and/or appropriate, undated stock or other assignments or powers duly executed in blank, with all signatures medallion guaranteed, to be held by the Lender, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid on or in respect of the Pledged Securities on the liquidation or dissolution of any other issuer thereof shall be paid over to the Lender, to be held by the Lender, subject to the terms and conditions hereof, as additional collateral security for the Obligations. If any cash dividends or any other distribution is made on or in respect of the Pledged Securities or any property is distributed on or with respect to the Pledged Securities, the cash or other property so distributed shall be delivered to the Lender, to be held by the Lender, subject to the terms and conditions hereof, as additional collateral security for the Obligations. All sums of money and property so paid or distributed in respect of the Pledged Securities that are received by the Borrower shall, until paid or delivered to the Lender, be held in trust as additional collateral security for the Obligations.

     (b) Notwithstanding any provision herein to the contrary, the Borrower shall have the revocable right to receive, collect, retain, use and enjoy any cash dividends (but not distributions upon any liquidation, merger or acquisition or of additional shares of Common Stock or other property or securities) made on or in respect of the Pledged Securities. Upon


                                      -5-





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the occurrence of and during the continuance of an Event of Default, such right shall automatically be revoked without further action by the Lender and without any further notice to the Borrower.

     4.3 Voting Rights. Subject to the limitations set forth herein, the Borrower shall be entitled to exercise voting rights as to the Pledged Securities and to give consents, waivers and ratifications in respect of the Pledged Securities; provided, however, that if an Event of Default has occurred and is continuing, the Lender, by written notice to the issuer of the Pledged Securities, may terminate the Borrower's rights to exercise such voting rights and to give such consents, waivers and ratifications in respect thereof.

     4.4 Irrevocable Appointment and Direction.

     (a) Borrower hereby appoints and constitutes the Lender, so long as this Agreement remains in force and effect, with full power of substitution, the true and lawful attorney-in-fact of the Borrower, and in its name, place and stead, to demand and enforce compliance with all the terms and conditions of the Pledged Securities and other Collateral or otherwise for the purpose of carrying out the provisions of this Agreement, and all benefits accrued thereunder or hereunder, and taking any action and executing any instruments, in the name of the Borrower or otherwise, that the Lender may deem necessary or advisable to accomplish the purposes hereof, whether before or after an Event of Default, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Lender may transfer Collateral into its name or that of its nominee and may receive the income and any distributions thereon and hold the same as Collateral for the Obligations, or apply the same to any Obligation, whether or not a default or an Event of Default has occurred. Without limiting the generality of the foregoing, the Lender shall, to the extent permitted under this Agreement, have the right and power, upon the Lender's good faith determination in its sole discretion that such action is necessary or desirable to preserve and protect its interest in the Collateral, to do the following:

          (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due to the Borrower in respect of the Pledged Securities and other Collateral, including without limitation all proceeds from the sale of Pledged Securities or otherwise, and, in the name of Borrower or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due to Borrower and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purposes of collecting any and all such moneys due whenever payable;

          (ii) to pay or discharge taxes or Liens levied or placed on or threatened against the Collateral; and

          (iii) (A) to direct any party liable for any payment to Borrower in respect of the Collateral, or otherwise, to make payment of any and all moneys due and to become due thereunder directly to the Lender or as the Lender shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any


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time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, drafts against debtors, assignments, verifications and notices in connection with or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) upon the occurrence of an Event of Default and during its continuance, otherwise to sell, transfer or pledge to a third party, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and Borrower's expense, at any time or from time to time, all acts and things that the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's security interests therein, in order to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. Any Person dealing with the Lender shall be entitled to rely conclusively on any written statement of Lender that the power and rights granted under this Section 4.4(a) are in effect.

     (b) Borrower hereby irrevocably directs any contracting party to, or obligor or issuer of, any Collateral, to the extent not prohibited by applicable law, whether before or after the occurrence of an Event of Default under any of the Loan Documents, to recognize and accept Lender as the holder of such Collateral for any and all purposes as fully as it would recognize and accept Borrower and the performance of Borrower thereunder.

     4.5 Lender Not Obligated.

     (a) The Lender shall not be liable for the failure to collect or realize upon the Obligations or any collateral security or guaranty thereof, or any part thereof, or for any delay in so doing, nor shall Lender be under any obligation to take any action whatsoever with regard thereto.

     (b) The powers conferred on the Lender hereunder are solely to protect the interests of the Lender in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act, except for its own willful misconduct taken or omitted in bad faith.

     (c) Beyond the safe custody of any Collateral in its possession or control, the Lender shall not have any obligation to protect, secure, or insure any such Collateral at any time held as security for the Obligations and Lender shall specifically have no obligation to enforce any rights against any contracting party, obligor or issuer.


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     4.6 Further Collateral Covenants.

     (a) Borrower will defend the Lender's right, title and first priority security interest in and to the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever.

     (b) Borrower will have or obtain promptly good title (subject to no Lien whatsoever, except the Liens created by this Agreement) to and right to pledge the Collateral and any other property at any time hereafter pledged to the Lender as collateral security hereunder.

     (c) At such time as the Collateral is registered in the name of Lender or its nominee, the Lender or its nominee may at any time thereafter, without notice, exercise all voting and corporate rights of any issuer of any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Collateral as if the Lender were the absolute or "beneficial" (as defined for purposes of Rule 13d-3 (or any successor rule of similar import) under the Exchange Act) owner thereof, including (without limitation) the right to exchange, at the sole discretion of the Lender, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer of any such Collateral or upon the exercise by any issuer or the Lender of any right, privilege or option pertaining to any of the Collateral and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, warrant agent, registrar or other designated agency on such terms and conditions as the Lender may reasonably determine, but the Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     (d) Borrower agrees to execute and deliver to Lender, at any time or times during which this Agreement shall be in effect, such further instruments as Lender in good faith may deem reasonably necessary to make effective this Agreement, the security interests created hereby and the covenants of Borrower herein contained. To evidence such security interest, at the request of Lender, Borrower shall, in a form reasonably satisfactory to Lender, execute and deliver one or more financing statements, and any continuation thereof, pursuant to the provisions of the UCC and in such other jurisdictions as designated by Lender, and shall pay the cost for filing thereof.

     (e) Borrower hereby agrees to indemnify and to defend and hold Lender harmless against and from all liability loss, damage and expense, including reasonable attorney's fees, which it may or shall incur by reason of this Agreement, or by reason of any commercially reasonable action taken in good faith by Lender hereunder or with respect to the Collateral, and against and from any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants and conditions contained in the Collateral or under any agreement or document in respect thereof. Should Lender incur any such liability, loss, damage or expense, the amount thereof, together with interest thereon at the Default Rate of interest under the Note, shall be payable by Borrower to Lender as


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Obligations hereunder immediately upon demand, or at the option of Lender,
Lender may reimburse itself therefor out of any receipts or amounts collected by Lender before the application of such receipts or amounts to any other Obligations;

     (f) Nothing contained herein or elsewhere shall operate to obligate, or be construed to obligate, Lender to perform any of the terms, covenants or conditions contained in the Collateral or under any agreement or document in respect thereof or otherwise to impose any obligation upon Lender with respect to the Collateral. Prior to written notice from Lender of such election, this Agreement shall not operate to place upon Lender any responsibility for the payment, performance or observance of any obligation, requirement or condition under or in respect of the Collateral, or under any agreement or document in respect thereof, and the execution of this Agreement by Borrower shall constitute conclusive evidence that all responsibility for the payment, performance or observance of any obligation, requirement or condition under or in respect of the Collateral or under any agreement or document in respect thereof is and shall be that of Borrower. Even if Lender does exercise its rights, and at all times Borrower retain the obligation to reimburse Lender promptly upon demand or otherwise pay when due all obligations incurred in connection with the Collateral or under any agreement or document in respect thereof;

     (g) Borrower agrees that upon any sale or transfer by Lender of the Loan Documents and the indebtedness evidenced thereby, Lender may deliver to the purchaser or transferee the Collateral and may assign to such purchaser or transferee the rights of Lender hereunder, who shall thereupon become vested with all powers and rights given to Lender in respect thereto (and subject to Lender's obligations hereunder), and Lender shall be forever relieved and fully discharged from any liability or responsibility thereafter accruing in connection therewith. In no event shall Lender be liable with respect to, or on account of, the Collateral, except for the safekeeping of any instruments delivered to Lender pursuant hereto;

     (h) Upon the full and indefeasible payment and performance of the Obligations and liabilities set forth or contained in this Agreement and the Note, , Lender covenants to execute and deliver to Borrower, in due course, instruments as necessary to evidence the reassignment (without recourse) of the Collateral and the rights, title, interest, power and authority assigned herein; and

     (i) Borrower agrees to provide Lender promptly, but in any event within ten
(10) Business Days after receipt or knowledge thereof by Borrower, with copies of any and all notices received by Borrower which allege, either directly or indirectly, that Borrower is in default of, any agreement or document in respect of the Collateral or that any fact or circumstance exists which could reasonably lead to the termination, suspension, revocation or loss of any Collateral.

     4.7 Unconditional Obligations. The obligations and liabilities of the Borrower hereunder shall not be conditioned or contingent upon the exercise by the Lender or any other Person at any time of any right or remedy against any other Person that may be or become liable in respect of all or any part of the Obligations or against any collateral


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security or guaranty therefor or right of offset with respect thereto. This
Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Borrower until all of the Obligations have been fully satisfied.

     4.8 Performance by Lender of a Borrower's Obligations. If Borrower fails to perform or comply with any of Borrower's obligations, covenants or agreements contained herein and the Lender, as provided for by the terms of this Agreement, itself performs or complies, or otherwise causes performance or compliance, with such obligation, covenant or agreement, the reasonable expenses of the Lender incurred in connection with such performance or compliance shall be borne and paid by Borrower on demand and until so paid shall be added to the principal amount of the Obligations and shall bear interest (calculated on the basis of a 360-day year for the actual days elapsed) from the date incurred until paid at the highest rate applicable to such Obligations.

     4.9 Advance Value Requirements and Pledge of Additional Securities. The advance rate for the Shares and any other shares of Quaker pledged to Lender hereafter is fifty percent (50%). Borrower may from time to time upon written notice and the consent of the Lender substitute for the Shares other Qualified Securities that are satisfactory in all respects to the Lender ("Additional Securities"). "Qualified Securities" shall refer to any investment securities deemed by the Lender to be acceptable, and shall include any investment securities listed on the New York Stock Exchange or NASDAQ-AMEX, securities traded on other major exchanges acceptable to the Lender, investment grade bonds, U.S. Obligations, and margin stock, as defined under Regulation U of the Board of Governors of the Federal Reserve System. The advance rate shall not exceed 70% of NYSE, NASDAQ and AMEX listed stocks and bonds, 50% of stocks traded on other major exchanges acceptable to the Lender, 80% of the value of investment grade municipal bonds, and 90% of the value of U.S. Obligations. Any shares of common stock of Quaker, including the Shares, traded at less than $5.00 per share, other stocks traded at less than $10.00 per share, securities of FleetBoston Financial Corporation (its successors and assigns) and securities determined by the Lender (whether or not pledged to Lender) in its sole discretion to be highly volatile with regard to frequency and extent of price fluctuation ("Highly Volatile Securities") shall not be considered Qualified Securities. If at any time the Fair Market Value (as defined below) of the collateral pledged herein does not meet the above-mentioned loan to value requirements, then additional liquid collateral, acceptable to the Lender in the Lender's sole and absolute discretion, shall be pledged to meet the requisite loan to value guidelines. Failure to do so within two (2) Business Days shall constitute an immediate and automatic event of default under the terms and conditions of this Agreement.

                   ARTICLE V - REPRESENTATIONS AND WARRANTIES

     In order to induce Lender to enter into this Agreement, and to make the Revolving Loans, Borrower represents and warrants to Lender, that:

     5.1 Organization and Qualification. The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware;
(ii) has all
requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) as appropriate, is duly qualified and in good standing and is duly authorized to do business in each jurisdiction wherein the nature of its properties or business requires such qualification. The Guarantors are stockholders of Borrower.

     5.2 Authority. The execution, delivery and performance of this Agreement and the Note and the transactions contemplated hereby and thereby are within the authority of the Borrower, and have been authorized by proper proceedings and do not and will not contravene any provision of law, or the charter documents and bylaws of the Borrower or contravene any provision of, or constitute an event of default under, or an event which with the lapse of time or the giving of notice, or both, would constitute an event of default under any other agreement, instrument or undertaking binding upon the Borrower or its assets.

     5.3 Financial Condition. Any financial statements of Borrower previously delivered to Lender and all financial statements delivered in the future shall be true and correct in all material respects and present fairly the financial condition of Borrower, as of the dates thereof. Such financial statements do not and shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading.

     5.4 No Material Change. Other than as set forth in the Disclosure Schedule attached hereto, there has been no Material Change since the date of the most recent financial statements furnished to Lender.

     5.5 Due Execution. Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered by the Borrower.

     5.6 Legal, Valid, Binding Obligation. Each of the Loan Documents and each agreement, certificate, document, instrument or other paper delivered pursuant thereto constitutes the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     5.7 Consents and Approvals. No consent, permit, license, approval or authorization of, or registration, declaration or filing with or notice to, any governmental authority, bureau or agency or any other Person including, without limitation, any creditor of the Borrower or any trustee or fiduciary of any other indenture, instruments or agreement, is required in connection with the execution, delivery or performance by the Borrower or the validity or enforceability against the Borrower of any Loan Document to which the Borrower is a party.

     5.8 No Legal Bar. The execution, delivery and performance by the Borrower of the Loan Documents, and each agreement, certificate, document, instrument or other paper delivered pursuant thereto, to which the Borrower is a party, does not and will not violate any provision of any existing law, rule or regulation, order, judgment, award or decree of any court, arbitrator or governmental authority, bureau or agency, or of any material mortgage, deed or trust, indenture, lease, contract or other agreement or undertaking to which the Borrower is a party or by which any of the Borrower's properties may be bound, and will not result in the creation or imposition of any Lien (other than in favor of Lender) on any of the Borrower's properties.

     5.9 No Litigation. No litigation, investigation or other proceeding of or before any court, arbitrator or governmental authority is currently pending nor, to the knowledge of the Borrower, threatened against the Borrower, or Borrower's properties which, if adversely determined, would have a material adverse effect on Borrower's ability to duly and punctually satisfy the Obligations.

     5.10 No Default. Other than as set forth on the Disclosure Schedule attached hereto, the Borrower is not in default in any material respect in the payment or performance of any of Borrower's obligations for monies borrowed or under any material mortgage, deed of trust, indenture, lease, contract, agreement or other agreement or undertaking to which the Borrower is a party or by which Borrower or Borrower's property may be bound or affected and no Default or Event of Default has occurred and is continuing. Borrower is not in default under any order, award or decree of any court, arbitrator or governmental authority binding upon or affecting Borrower or by which any of Borrower's properties may be bound or affected, and no such order, award or decree adversely affects the ability of the Borrower to perform Borrower's obligations under any Loan Documents. The execution and delivery of, and the performance by the Borrower of Borrower's obligations hereunder and under the other Loan Documents, do not breach or result in a default under any material provision of any instrument, contract or agreement to which Borrower is a party or by which Borrower or Borrower's property and assets are bound or affected.

     5.11 Taxes. All applicable tax reports and returns which are required to be filed by the Borrower have been filed, except where extensions have been properly obtained, and the Borrower has paid or made adequate provision for all taxes, interest and penalties shown to be due and payable on such returns or on any assessments made against Borrower or his property and all other taxes, fees or other charges imposed on Borrower or any of his property by any governmental authority have been paid and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges.

     5.12 Record and Beneficial Ownership; No Liens. Borrower is the record and beneficial owner of, and has good and valid legal title to, all of the Collateral including, without limitation, the Shares. There are no Liens of any kind or nature on any of the Collateral. Borrower has (a) owned the Shares and
(b) fully paid for the Shares, for a period exceeding two years.

     5.13 Valid Lien and Security Interest. The pledge, assignment and delivery of the Collateral creates, and the delivery of any Collateral described in
Article IV hereof will create, a valid lien on, and perfected security interest in, such Collateral and the proceeds thereof, subject to no prior Lien or option or any agreement purporting to grant to any third party a prior lien on the Borrower's property or assets that would include such Collateral.

                             ARTICLE VI - COVENANTS

     Borrower covenants and agrees that so long as the Revolving Facility remains in effect, the Note remains outstanding and unpaid, in whole or in part, or any other amount is owing to Lender hereunder:

     6.1 Financial Information. Borrower shall furnish or cause to be furnished to Lender :

     (a) Tax Returns. Within 15 days of filing, but in no event later than April 20th of each year, federal tax returns together with all attachments and schedules prepared and signed by an independent certified public accountant reasonably satisfactory to Lender, provided, however that Borrower may file for an extension of time within which to file its federal tax returns and, in such event, shall deliver a copy of such extension as filed to the Lender within 15 days of filing; provided further, however, in no event shall the Borrower's federal tax return be filed later than October 1st of each year; and

     (b) Other Information. Such financial and other information concerning the Borrower and Guarantor as Lender may reasonably request.

     6.2 Compliance with Laws, Etc. Borrower shall pay taxes and comply with all applicable laws and duly observe all valid requirements of applicable governmental authorities.

     6.3 Notice of Material Events. Borrower shall promptly give notice to Lender of (i) any Default or Event of Default, (ii) any Material Change, and
(iii) any litigation, investigation or other proceeding against or involving the Borrower or either Guarantor, the result of which might constitute a Material Change.

     6.4 Rights of Inspection. Borrower shall keep all statements of dealings and transactions in relation to the Collateral and shall provide the Lender with copies of same upon request.

     6.5 Maintenance of Liens. Borrower shall at all times maintain this Agreement in full force and effect and ensure that the Liens granted hereby in the Collateral shall be first priority perfected Liens.

     6.6 Negative Pledge and Sale Restrictions. Borrower shall not, directly or indirectly, Transfer any Pledged Securities or other Collateral or any part thereof or any interest therein, or permit or suffer to be created or to remain, and shall discharge, or promptly cause to be discharged, any Lien on the Pledged Securities or other Collateral (except for the Liens in favor of Lender). Borrower shall not grant restrictions similar to those set forth in this Section
6.6 to any other creditor. Borrower shall not pledge or otherwise encumber any securities of Quaker owned by it. Borrower agrees not to Transfer any securities of Quaker if an Event of Default shall occur.

     6.7 Limitation on Pledge. Borrower shall not pledge to the Lender shares of stock such that the total number of shares subject to pledge to Lender by any Person will exceed 9.9% of the issued and outstanding stock of any issuer.

     6.8 Limitation on Indebtedness. Borrower shall incur no Indebtedness other than the Revolving Loans, the loans under the Guidance Facility and ordinary course of business charges.

     6.9 Status of Shares. Borrower shall immediately notify Lender of any change in the restricted status of the Shares.

                       ARTICLE VII - CONDITIONS PRECEDENT

     7.1 Conditions. Lender shall make Revolving Loans subject to the satisfaction of the following conditions precedent: (a) Lender shall have received on or before the date hereof, the items set forth in Schedule II hereto in form and substance reasonably satisfactory to Lender and its counsel duly executed, as appropriate; (b) all representations and warranties of Borrower and Guarantors set forth in any Loan Document or in any certificate or other document delivered to Lender by Borrower or a Guarantor, as the case may be shall be true and correct on such date (except to the extent they specifically relate to an earlier date) and each request for a Revolving Loan shall constitute a representation and warranty by Borrower or such Guarantor that as of the date of such request they are true and correct; (c) no Default or Event of Default shall have occurred and be continuing; and (d) all proceedings in connection with the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Lender and its counsel, and Lender shall have received all information and documents as it may have reasonably requested;
(e) there shall have occurred in the Lender's judgment no Material Change; and
(f) the aggregate unpaid principal amount of the Revolving Loans outstanding on any borrowing date as of such date shall not exceed the Revolving Credit Limit on such date or otherwise violate the provisions of Section 2.1.

                        ARTICLE VIII - EVENTS OF DEFAULT

     8.1 Events of Default. If any of the Defaults or Events of Default set forth below shall occur and be continuing, Lender may, but shall not be obligated to, make demand or withhold Revolving Loans (or suspend interest rate options) or both:

     (a) Failure of Payment. If the Borrower fails to pay any principal, interest or other amount due under this Agreement or with respect to the Revolving Loans on the date due (whether by acceleration, after default or otherwise) and in the manner provided herein;

     (b) Misstatements. If any representation, warranty or other statement made herein or in any other Loan Document or otherwise in writing by or on behalf of the Borrower or any pledgor or any guarantor or endorser of the Obligations in connection herewith proves to be or to have been incorrect or misleading in any material respect as of the date at which it is made or deemed to be made;

     (c) Performance of Certain Covenants. If Borrower or any pledgor or any guarantor or endorser of the Obligations shall fail to observe or perform any of the covenants, conditions or provisions to be performed or observed by it, him or her hereunder or under any other Loan Document, including but not limited to the requirements of Section 4.9 hereof;

     (d) Voluntary Bankruptcy. If the Borrower or any pledgor or any guarantor or endorser of Borrower's Obligations (i) commences a voluntary case under the Bankruptcy Code; or (ii) files a petition or commences any case, proceeding, or action in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of debts or any other relief under any other bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing; or (iii) takes any action indicating its, his or her consent to, approval of, or acquiescence in, any such case, proceeding or other action; or (iv) applies for a receiver, trustee or custodian of it, him or her for all or a substantial part of its, his or her property; or (v) makes an assignment for the benefit of creditors; or (vi) is unable to pay its, his or her debts as they mature or admits in writing such inability; or (vii) is adjudicated insolvent or bankrupt;

     (e) Involuntary Bankruptcy. (i) If there is commenced against the Borrower or any pledgor or any guarantor or endorser of Borrower's Obligations (A) an involuntary case under the Bankruptcy Code; or (B) any case or proceeding or any other action in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of debts or any other relief under any other bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing, or seeking appointment of a receiver, trustee or custodian of the Borrower or any pledgor or any guarantor or endorser of Borrower's Obligations, or for all or a substantial part of its, his or her property, and any of the foregoing cases, proceedings, or actions is not dismissed within ninety (90) days; or (ii) if an order, judgment or decree approving any of the foregoing is entered or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any pledgor or any guarantor or endorser of Borrower's Obligations is issued, and such order, judgment, decree, warrant, execution or similar process is not vacated or stayed within ninety (90) days; or (c) if an order for relief under the Bankruptcy Code is entered against the Borrower or any pledgor or any guarantor or endorser of Borrower's Obligations;

     (f) Other Obligations. If the Borrower or either Guarantor defaults in any payment of principal of or interest on any other obligation or indebtedness, including but not limited to the Guidance Facility (as defined below), when such obligation or indebtedness becomes due and payable or is required to be prepaid prior to the maturity thereof, or any such obligation or indebtedness is accelerated or required to be paid before its stated maturity or before any regularly scheduled date of prepayment;

     (g) Attachment or Garnishment. If service is made upon Lender of a writ naming Lender as trustee for the Borrower or any guarantor or endorser of Borrower's Obligations;

     (h) Judgments. If the Borrower, any pledgor or any guarantor or endorser of Borrower's Obligations permits any judgment against it, him or her in excess of Twenty-Five Thousand Dollars ($25,000) to remain undischarged for a period of more than thirty (30) days unless during such period such judgment is effectively stayed or bonded, on appeal or otherwise;

     (i) Material Change. If the Lender believes a Material Change shall have occurred;

     (j) Revocation, Liquidation or Dissolution. The revocation, liquidation or dissolution of Quaker or any action taken by Quaker to commence same;

     (k) Death or Incapacity. The death or permanent incapacity of Borrower or any pledgor or guarantor of the Obligations;

     (l) Transfer of Pledged Securities. If Borrower, without the Lender's prior written consent, Transfers any Pledged Securities;

     (m) Pledge. If Article IV of this Agreement ceases at any time to be in full force and effect or to create in favor of Lender valid and enforceable Liens in the Collateral having priority over all other Liens;

     (n) Default Under Other Loan Documents. If Borrower or either Guarantor defaults under any other Loan Document; or

     (o) Guarantors. Should either of the Guarantors leave the employ of Quaker.

     8.2 Lender's Remedies.

     (a) Upon the occurrence of any such Event of Default, Lender may, at Lender's option, immediately exercise one or more of the following rights: (i) declare all Obligations of Borrower to Lender including, without limitation, the Revolving Loans, and all other amounts owing under this Agreement and the Note to be immediately due and payable, whereupon they shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and (ii) exercise the rights and remedies provided herein and under any other Loan Document; provided, however, that upon the occurrence of any such Event of Default specified in Sections 7.1(d) or (e),
(x) all obligations of the Borrower to Lender, including, without limitation, the Revolving Loans and all other amounts owing under this Agreement, and the Note shall immediately become due and payable without presentment, further demand, protest or notice of any kind, all of which are hereby expressly waived, and (y) Lender may immediately exercise the rights and remedies provided herein and under any other Loan Document.

     (b) If a default or an Event of Default has occurred and is continuing, then, and in any such event, the Lender may exercise, all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or under any other applicable law. Without limiting the generality of the foregoing, the Borrower expressly agrees that upon any Event of Default, the Lender, without demand of performance or other demand, advertisement or notice of any kind (except any notice specified below of time and place of public or private sale) to or on the Borrower or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), shall be entitled forthwith to collect, receive, appropriate and realize on the Collateral, or any part thereof, and forthwith to sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more units, parcels, or lots at one or more public or private sales, at any exchange or broker's board or at any of the Lender's offices or elsewhere, on such terms and conditions and at such prices as may be commercially reasonable under then existing circumstances, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Lender upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold. Any purchaser at any such sale or sales shall acquire the property sold absolutely free from any claim or right on the part of Borrower, and Borrower hereby waives (to the extent permitted by applicable law) all rights, redemptions, stays and appraisal rights which Borrower now has, or may at any time in the future have, under any rule of law or statute now existing or hereafter enacted. The net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Lender hereunder, including reasonable attorneys' fees and legal expenses, shall be applied to the payment of the Obligations in such order as the Lender may determine, and, after all of the Obligations have been paid in full and after payment of any other amount required by any provision of law, including (without limitation) Section 9-504(1)(c) of the Uniform Commercial Code, the balance (if any) of such proceeds shall be remitted to the Borrower or as otherwise required by a court of competent jurisdiction. To the extent permitted by applicable law, the Borrower each waive all claims, damages and demands against the Lender arising out of the retention or sale of the Collateral unless resulting from such Lender's willful misconduct. The Borrower agrees that the Lender need not give more than ten (10) days' notice (which notice shall be deemed given on the earlier of mailing or receipt) of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters (unless the Collateral is of type customarily sold on a recognized market, in which case no such notice shall be required). In addition, no notification need be given to the Borrower, if Borrower has signed after an Event of Default has occurred and is continuing a statement renouncing or modifying any right to notification of sale or other intended disposition. The Lender may, without notice or publication, adjourn any public or private sale, or cause such sale to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which such sale is so adjourned.

     8.3 Cross-Default. It is agreed by Borrower that any Event of Default under this Agreement will constitute an event of default under all other Loan Documents and under the Guidance Facility, and all other agreements and evidences of indebtedness between Borrower and Lender, whether now existing or hereafter executed and whether or not such is an event of default as defined therein.

     8.4 Setoff. Borrower hereby grants to Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of lender or any entity under the control of FleetBoston Financial Corporation and its successors and assigns, or in transit to any of them. At any time, without demand or notice, Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. Any and all rights to require Lender to exercise its rights or remedies with respect to any other collateral which secures the Revolving Loans, prior to exercising its right of setoff with respect to such deposits, credits or other property of the Borrower or any guarantor, are hereby knowingly, voluntarily and irrevocably waived.

     8.5 Further Assurances. The Borrower shall at any time and from time to time, on the written request of the Lender, execute and deliver such further documents and do such further acts and things as the Lender may reasonably request in order to effectuate the purposes of this Agreement.

                           ARTICLE IX - MISCELLANEOUS

     9.1 Notices. Except as otherwise specified herein, all notices to or upon the parties hereto shall be in writing (including teletransmissions), shall be given or made to the party to which such notice is required or permitted to be given or made under this Agreement at the address set forth below or at such other address as any party hereto may hereafter specify to the other in writing, and (unless otherwise specified herein) shall be deemed delivered on receipt, if teletransmitted or delivered by hand, or five (5) Business Days after mailing, and all mailed notices shall be by registered or certified mail, postage prepaid:

     If to the Borrower to:                      with a copy to:
     Nortex Holdings, Inc.                       John Zampino
     1082 Davol Street                           Three Park Avenue
     Box 2139                                    15th Floor
     Fall River, Massachusetts 02721             New York, New York
                                                 FAX: (212) 689-5999


     If to Lender to:                            with a copy to:

     Fleet National Bank                         Marianne Gilleran, Esquire
     100 Federal Street                          Gadsby Hannah LLP
     Boston, MA  02110                           225 Franklin Street
     Attn:  Sandra T. Saner, Vice President      Boston, MA  02110
     FAX: (617) 434-                             FAX: (617) 345-7050

     9.2 No Waiver of Rights. No failure to exercise nor any delay in exercising, on the part of Lender, any right, remedy, power or privilege under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege operate as a waiver of any further or complete exercise thereof. No waiver shall be effective unless in writing. No waiver or condonation of any breach on one occasion shall be deemed a waiver or condonation on any other occasion.

     9.3 Cumulative Remedies. Each of the Loan Documents and the obligations of Borrower thereunder are in addition to and not in substitution for any other obligations or security interests now or hereafter held by Lender and shall not operate as a merger of any contract or debt or suspend the fulfillment of or affect the rights, remedies, powers, or privileges of Lender in respect of any obligation or other security interest held by it for the fulfillment thereof. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any other rights or remedies provided by law.

     9.4 Successors. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and all future holders of the Note, and their respective successors and assigns, except that Borrower may not assign or transfer his rights or obligations hereunder without the prior written consent of Lender.

     9.5 Governing Law. This Agreement and the Note and other Loan Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the laws of The Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

     9.6 Submission to Jurisdiction; Waiver of Trial by Jury.


     (a) BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS SET FORTH IN THIS AGREEMENT. BORROWER HEREBY WAIVES ANY OBJECTION THAT BORROWER MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN ANY INCONVENIENT FORUM.

     (b) BORROWER AND LENDER (BY ACCEPTANCE OF THIS AGREEMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREIN, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT HE MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS AGREEMENT AND MAKE THE REVOLVING LOANS.

     9.7 Complete Agreement; Amendments. This Agreement, together with the Note and other Loan Documents contain the entire agreement between the parties with respect to the transactions contemplated hereby, and supersede all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matter. This Agreement together with the Note and the other Loan Documents may only be amended, modified, waived, discharged or terminated by a writing signed by the party to be charged with such amendment, modification, waiver, discharge or termination.

     9.8 Expenses. The Borrower shall pay on demand all expenses of Lender in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with Lender's exercise, preservation or enforcement of any of its rights, remedies or options under the Loan Documents, including, without limitations, fees of consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Revolving Facility or any Collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an Obligation secured by any Collateral. This covenant shall survive payment of the Revolving Loans, and termination of this Agreement.

     9.9 Survival of Agreements. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making of the Revolving Loans, the execution and delivery to Lender of the Note and shall continue in full force and effect so long as any portion of the Loans are outstanding and unpaid, or this Agreement remains in effect.

     9.10 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.11 Descriptive Headings. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     9.12 Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     9.13 Replacement Documents. Upon receipt of an affidavit of an officer of Lender as of the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

     9.14 Pledge, Assignment, etc.

     (a) Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of the Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Lender from its obligations under any of the Loan Documents.

     (b) Lender shall have the unrestricted right at any time or from time to time, and without Borrower's consent, to assign all or any portion of its rights and obligations hereunder to one or more lenders or other financial institutions (each, an "Assignee") and Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Lender shall deem necessary to effect the foregoing. In addition, at the request of Lender and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and such Assignee, and Lender shall be released from its obligations hereunder and thereunder to a corresponding extent. Lender may furnish any information concerning Borrower in its possession from time to time to prospective Assignees, provided that Lender shall require any such prospective Assignees to agree in writing to maintain the confidentiality of such information.

     (c) Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to one or more Lenders or other financial instructions (each, a "Participant") participating interests in Lender's obligation to lend hereunder and/or any or all of the loans held by Lender hereunder. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations hereunder. Lender may furnish any information concerning Borrower in its possession from time to time to prospective Participants, provided that Lender shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

     IN WITNESS WHEREOF, the Borrower and the Lender, by its duly authorized representative, have executed this Agreement under seal as of the date first written above.

                                             NORTEX HOLDINGS, INC.


                                             By:
                                                --------------------------------
                                             Its:
                                                 -------------------------------


                                             FLEET NATIONAL BANK


                                             By:
                                                --------------------------------
                                                Sandra T. Saner, Vice President

                         List of Schedules and Exhibits

Schedule 1 - Definitions
Schedule 2 - Closing Agenda
Exhibit A  - Revolving Credit Note

                                   SCHEDULE I

                                   Definitions

     "Agreement" -- this Loan Agreement including all schedules and exhibits as the same may be amended, supplemented or otherwise modified, from time to time.

     "Bankruptcy Code" -- The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. sections 101, et seq.

     "Borrower" -- shall have the meaning set forth in the Preamble.

     "Business Day" -- shall have the meaning set forth in the Section 3.4.

     "Default" -- any event specified in Article VII, whether or not any requirement for the giving of notice or lapse of time or any other condition has been satisfied.

     "Default Rate" -- shall have the meaning set forth in Section 3.3.

     "Dollars" and "$" -- lawful money of the United States. Any reference to payment means payment in immediately available Dollar funds.

     "Event of Default" -- any event specified in Article VIII, provided that any requirement for the giving of notice or lapse of time or any other condition has been satisfied.

     "Exchange Act" -- shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Expiration Date" -- shall have the meaning set forth in Section 2.4.

     "Fair Market Value" -- the Market Price at any date if the Pledged Securities are traded on any national securities exchange or are NASDAQ National Market System Securities or quoted on the NASDAQ System or any similar organization and if the Pledged Securities are not traded on any national securities exchange or are not NASDAQ National Market System Securities or quoted on the NASDAQ System or any similar organization, the value as determined in good faith by the Lender, based on the information available to it.

     "Guaranties" -- the Unlimited Guaranty of Lawrence Liebenow and the Limited Guaranty of Duncan Whitehead in favor of Lender delivered to Lender as of the date of the Agreement.

     "Guarantors" -- shall have the meaning set forth in Section 2.8.

     "Guidance Facility" -- the loan facility established by Lender for Borrower as of the dated hereof (as amended, restated, supplemented or modified from time to time), providing for a $70,000 line of credit for certain specific purposes.

     "Indebtedness" -- means all indebtedness, obligations and liabilities which in accordance with generally accepted accounting principles would be reflected on the balance sheet of a Person as a liability, except for liabilities for taxes, assessments, governmental charges, liens or claims to the extent that payment thereof is not due and taxes being contested in good faith in appropriate proceedings; all indebtedness, obligations and liabilities, whether or not assumed by such Person, secured by any Lien existing on property owned by such Person; all indebtedness of others which such Person has directly or indirectly guaranteed or otherwise has become directly or indirectly liable for; and all amounts representing rental payments which, in accordance with generally accepted accounting principles, would be classified as a liability on such Person's balance sheet.

     "Lender" -- shall have the meaning set forth in the Preamble.

     "Lien" -- any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance of every nature whatsoever (including, without limitation, any easement, right-of-way, zoning or similar restriction or title defect), lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

     "Loan Documents" -- this Loan Agreement, the Note, the Guaranties and all other instruments and documents executed in connection with the indebtedness covered thereby, and as the same may be amended, restated or modified from time to time hereunder.

     "Market Price" -- at any date, the last reported sale price on such day, or, in the case no such reported sale takes place on such day, the average of the last reported sales prices for the last three trading days, in either case as officially reported by the principal securities exchange or the NASDAQ System on which the Common Stock, or other securities, as the case may be, is listed or admitted to trading, or, if the Common Stock or other securities, as the case may be, is not listed or admitted to trading on any national securities exchange or the NASDAQ System, the average of the closing bid and asked prices on such day in the over-the-counter market as furnished by NASDAQ or any similar organization.

     "Material Change" -- a material adverse change as determined by the Lender, in its sole discretion, in the income condition (financial or otherwise), businesses or properties of the Borrower, or either Guarantor or in the Pledged Securities which affects the Borrower's, or Guarantor's ability to pay the Revolving Loans as required and meet its or his other obligations under the Loan Documents.

     "Maturity" -- shall mean the earlier of the Expiration Date or acceleration of Obligations by Lender hereunder.

     "NASDAQ System" -- the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

     "Note" -- the Revolving Credit Note of Borrower made to evidence the Revolving Loans, in the form of Exhibit A, as it may be amended, supplemented or otherwise modified, from time to time.

     "Obligations" -- all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender, including principal, interest, charges, fees and expenses, howsoever evidenced, arising hereunder or under the Loan Documents, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, secured or unsecured, original renewed or extended.

     "Person" -- an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     "Pledged Securities" -- shall have the meaning set forth in Section 4.1 hereof.

     "Prime Rate" -- for any day, the variable per annum rate of interest so designated from time to time by Lender as its prime rate, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer.

     "Regulation U" -- the regulations relating to Credit by Banks for the Purpose of Purchasing or Carrying Margin Stock issued by the Federal Reserve Board pursuant to the Exchange Act, and its interpretations thereof, as such regulations and interpretations are amended or revised from time to time.

     "Revolving Credit Limit" -- shall have the meaning set forth in Section
2.2.

     "Revolving Facility" -- shall have the meaning set forth in the recitals to this Agreement.

     "Revolving Loans" -- the revolving loans made to the Borrower under Section 2.1.

     "Transfer" -- to sell, assign, transfer, convey, exchange, pledge, hypothecate, grant a security interest in or to, give, donate or attempt to dispose of, directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, by intestacy or inter vivos action, or grant any option or other right to acquire any asset or item of property.

     "UCC" -- the Uniform Commercial Code as it may from time to time be in effect in the Commonwealth of Massachusetts.

     "U.S. Obligations" -- marketable direct and guarantied obligations of the United States of America with a maturity of 1 year or less.

     All terms not otherwise defined herein which are defined in the UCC shall have the meanings given in the UCC.

                                   SCHEDULE II

                                 Closing Agenda

LOAN DOCUMENTS:

     1. Loan Agreement. This Loan, Pledge and Security Agreement, including the attached Schedules and Exhibits.

     2. Note. The Revolving Credit Note in the aggregate principal amount of $2,300,000.

     3. Guaranties. The Unlimited Guaranty of Larry A. Liebenow and the Limited Guaranty of Duncan Whitehead.

     4. Stock Certificates. Stock certificates evidencing 1,550,000 shares of common stock of Quaker issued to Borrower together with separate stock powers executed in blank and medallion guaranteed.

     5. Federal Reserve Form U-1. A Federal Reserve Form U-1 executed by Borrower and the Lender.

MISCELLANEOUS:

     1. Payment of Lender's Legal Fees. Borrower shall pay Lender's legal fees and disbursements.

     2. Legal Opinion. Borrower shall deliver to Lender and its counsel, a legal opinion from its counsel, supplemented by an attached representation letter from a qualified officer of Quaker, satisfactory in substance and form to Lender and its counsel as to corporate matters and as to the status of the Shares, including holding period, method of acquisition, restrictive legend, etc.

     3. Secretary's Certificate. Certificate of Borrower's Secretary as to corporate action and incumbency and attaching true copies of Borrower's votes authorizing transactions, Certificate of Incorporation (certified by the Secretary of State), Bylaws and purchase and sale agreement relative to the Shares.

     4. Legal Existence and Good Standing Certificate. Certificate as to legal existence and good standing from the Secretary of State of Delaware.